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                                                                  EXHIBIT (a)(4)

                           OFFER TO PURCHASE FOR CASH
                     UP TO 1,250,000 SHARES OF COMMON STOCK
                                       OF
                            UNIFORCE SERVICES, INC.
                                       AT
                              $11.25 NET PER SHARE

                                                               December 11, 1995

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed Information Agent by Uniforce Services, Inc., a New York corporation (the 'Company'), in connection with its offer to purchase up to 1,250,000 shares of its Common Stock, par value $.01 per share (such shares together with all other outstanding shares of the Company's Common Stock are hereinafter referred to as the 'Shares'), at a price of $11.25 per Share, upon the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated December 11, 1995 (the 'Offer to Purchase') and the related Letter of Transmittal (which together constitute the 'Offer').

     For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

          1. Offer to Purchase, dated December 11, 1995;

          2.  Letter of Transmittal,  dated December 11, 1995,  for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Number on a Substitute Form W-9 providing information relating to backup Federal income tax withholding;

          3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents cannot be delivered to the Depositary by the Expiration Date (as defined in the Offer to Purchase);

          4. A form of letter that may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

          5. Letter of the Chairman, President and Chief Executive Officer of the Company, dated December 11, 1995; and

          6. Return envelope addressed to Harris Trust Company of New York, the Depositary.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 10, 1996, UNLESS THE OFFER IS EXTENDED.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER ANY OR ALL OF SUCH SHAREHOLDER'S SHARES PURSUANT TO THE OFFER. EACH SHAREHOLDER MUST MAKE ITS OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

     The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Shares pursuant to the Offer. The Company will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Company will pay all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

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     Any inquiries you may  have with respect to  the Offer should be  addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          MORROW & CO., INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE INFORMATION AGENT, OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND STATEMENTS CONTAINED THEREIN.

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